Exhibit 4.3
EXECUTION COPY
REGISTRATION RIGHTS AGREEMENT
by and among
iPayment, Inc.
iPayment of California, LLC
1st National Processing, Inc.
E-Commerce Exchange, Inc.
Online Date Corp.
iPayment of Maine, Inc.
Cardsync Processing, Inc.
Quad City Acquisition Sub, Inc.
Cardpayment Solutions, L.L.C.
iPayment Acquisition Sub LLC
TS Acquisition Sub LLC
iPayment ICE Holdings, Inc.
PCS Acquisition Sub, LLC
NPMG Acquisition Sub, LLC
iPayment Central Holdings, Inc.
and
Banc of America Securities LLC
J.P. Morgan Securities Inc.
Dated as of May 10, 2006

REGISTRATION RIGHTS AGREEMENT
     This Registration Rights Agreement (this “Agreement”) is made and entered into as of May 10, 2006, by and among iPayment, Inc., a Delaware corporation (the “Company”), iPayment of California, LLC, a Tennessee limited liability company, 1st National Processing, Inc., a Nevada corporation, E-Commerce Exchange, Inc., a Delaware corporation, Online Data Corp., a Delaware corporation, iPayment of Maine, Inc., a Delaware corporation, Cardsync Processing, Inc., a California corporation, Quad City Acquisition Sub, Inc., a Delaware corporation, Cardpayment Solutions, L.L.C., a Delaware limited liability company, iPayment Acquisition Sub LLC, a Delaware limited liability company, TS Acquisition Sub LLC, a Delaware limited liability company, iPayment ICE Holdings, Inc., a Delaware corporation, PCS Acquisition Sub, LLC, a Delaware limited liability company, NPMG Acquisition Sub, LLC, a Delaware limited liability company, iPayment Central Holdings, Inc., a Delaware corporation (collectively, the “Guarantors”), and Banc of America Securities LLC, and J.P. Morgan Securities Inc. (together, the “Initial Purchasers”), each of whom has agreed to purchase the Company’s 9-3/4% Senior Subordinated Notes due 2014 (the “Initial Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below). The Initial Notes and the Guarantees are herein collectively referred to as the “Initial Securities.”
     This Agreement is made pursuant to the Purchase Agreement, dated May 3, 2006 (the “Purchase Agreement”), among the Company, the Guarantors, and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(i) of the Purchase Agreement.
     The parties hereby agree as follows:
     Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:
     Additional Interest Payment Date: With respect to the Initial Securities, each Interest Payment Date.
     Broker-Dealer: Any broker or dealer registered under the Exchange Act.
     Business Day: Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.
     Closing Date: The date of this Agreement.
     Commission: The Securities and Exchange Commission.
     Consummate: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the

Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Initial Securities that were tendered by Holders thereof pursuant to the Exchange Offer.
     Effectiveness Target Date: As defined in Section 5 hereof.
     Exchange Act: The Securities Exchange Act of 1934, as amended.
     Exchange Offer: The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.
     Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.
     Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Initial Securities to certain “qualified institutional buyers,” as such term is defined in Rule 144A under the Securities Act and to certain non-U.S. persons pursuant to Regulation S under the Securities Act.
     Exchange Securities: The 9 3/4% Senior Subordinated Notes due 2014 and the related guarantees, of the same series under the Indenture as the Initial Securities, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.
     Guarantees: As defined in the preamble hereto.
     Holders: As defined in Section 2(b) hereof.
     Indemnified Holder: As defined in Section 8(a) hereof.
     Indenture: The Indenture, dated as of May 10, 2006, by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.
     Initial Purchaser: As defined in the preamble hereto.
     Initial Notes: As defined in the preamble hereto.
     Initial Placement: The issuance and sale by the Company of the Initial Securities to the Initial Purchasers pursuant to the Purchase Agreement.

     Initial Securities: As defined in the preamble hereto.
     Interest Payment Date: As defined in the Indenture and the Securities.
     NASD: National Association of Securities Dealers, Inc.
     Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.
     Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.
     Registration Default: As defined in Section 5 hereof.
     Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.
     Securities: The Initial Securities and the Exchange Securities.
     Securities Act: The Securities Act of 1933, as amended.
     Shelf Filing Deadline: As defined in Section 4(a) hereof.
     Shelf Registration Statement: As defined in Section 4(a) hereof.
     Transfer Restricted Securities: Each Initial Security, until the earliest to occur of (a) the date on which such Initial Security is exchanged for a freely transferable Exchange Security in the Exchange Offer, (b) the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement and (c) the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is eligible for resale pursuant to Rule 144 without volume or manner of sale restriction.
     Trust Indenture Act: The Trust Indenture Act of 1939, as amended.
     Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.
     Section 2. Securities Subject to this Agreement.
     (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

     (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.
     Section 3. Registered Exchange Offer.
     (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Company and the Guarantors shall use commercially reasonable efforts to (i) cause to be filed with the Commission no later than 90 days after the Closing Date (or if such 90th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) cause such Registration Statement to become effective no later than 180 days after the Closing Date (or if such 180th day is not a Business Day, the next succeeding Business Day) (such 180th day, the “Exchange Effectiveness Target Date”), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Initial Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.
     (b) The Company and the Guarantors shall use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously and to keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 30 days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall use commercially reasonable efforts to cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Company shall use commercially reasonable efforts to cause the Exchange Offer to be Consummated no later than 30 Business Days after the Exchange Effectiveness Target Date.
     (c) The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker Dealer or disclose the amount of Initial Securities held by any such Broker Dealer except to the extent required by the Commission.
     Except as otherwise set forth in Section 5 hereof, each of the Company and the Guarantors shall use commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Exchange Securities received by Broker-Dealers pursuant to the Exchange Offer in exchange for Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), and to ensure that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.
     The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon their reasonable request at any time during such 90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.
     Section 4. Shelf Registration.
     (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in the first paragraph of Section 6(a) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated within 30 Business Days after the Exchange Effectiveness Target Date, or (iii) with respect to any Holder of Transfer Restricted Securities (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from the Company or one of its affiliates, then, in the case of clause (iii) such Holder so notifies the Company, then the Company and the Guarantors shall use commercially reasonable efforts to:
     (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to 90 days after such filing obligation arises (or if such 90th day is not a Business Day, the next succeeding Business Day) (such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the

Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and
     (y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 180th day after the obligation to file such Shelf Registration Statement arises (or if such 180th day is not a Business Day, the next succeeding Business Day).
     Each of the Company and the Guarantors shall use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms in all material respects with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Closing Date (or shorter period that will terminate when all the Initial Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement or are no longer Transfer Restricted Securities).
     (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. By acquiring the Initial Securities, each Holder of Transfer Restricted Securities agrees to provide the indemnity set forth in Section 8(b) hereof with respect to the information such Holder furnishes to the Company and the Guarantors in writing expressly for use in any Shelf Registration Statement. The Company and the Guarantors shall not be obligated to supplement such Shelf Registration Statement after it has been declared effective by the Commission more than once quarterly to reflect additional Holders. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.
     Section 5. Additional Interest. If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the “Effectiveness Target Date”), (iii) the Exchange Offer has not been Consummated within 30 Business Days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose and such Registration Statement is not succeeded within 10 days by a post-effective amendment to such Registration Statement that cures such ineffectiveness or failure and that is itself within 10 days of filing declared effective; provided that with respect to a Shelf Registration Statement that the Company and the Guarantors are required to keep effective, pursuant to Section 4 hereof, the Company and the Guarantors may suspend such Shelf Registration Statement in excess of the periods set forth in clause (iv) above so long as such suspensions do not exceed 30 days in the aggregate in any twelve month period (each such event referred to in clauses (i) through (iv), a “Registration Default”), the Company hereby agrees that the interest rate borne by the relevant Transfer Restricted Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of the first Registration Default (regardless of how many Registration Defaults shall have occurred and be continuing) and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum (regardless of how many Registration Defaults shall have occurred and be continuing). Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the interest rate borne by the relevant Transfer Restricted Securities will be reduced to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions. Notwithstanding anything to the contrary herein, in the case of a Shelf Registration Statement required to be filed due to a failure to consummate the Exchange Offer within the required time period, all Registration Defaults with respect to such Shelf Registration Statement will be deemed cured upon consummation of the Exchange Offer (it being understood that the foregoing shall not apply to any Shelf Registration Statement to the extent required to be filed to register any Transfer Restricted Securities pursuant to Section 4(a)(iii) hereof).
     Any additional interest pursuant to the preceding paragraph that is accrued and unpaid with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall remain an outstanding obligation of the Company until such interest has been paid in full.
     Section 6. Registration Procedures.
     (a) Exchange Offer Registration Statement. (i) In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the applicable provisions of Section 6(c) hereof, shall use commercially reasonable efforts to effect the exchange of Exchange Securities for Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with the following provision:
     If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, each of the Company and the Guarantors hereby agrees (x) to seek a favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Initial Securities and (y) to pursue the issuance of such a decision to the Commission staff level, but shall not be required to take commercially unreasonable action.
     (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the

Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Company.
     (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the applicable provisions of Section 6(c) hereof and shall use commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and the Guarantors shall use commercially reasonable efforts to prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act that is available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof. To the extent the Company and the Guarantors are required to include any Securities in a Shelf Registration Statement, the Company and the Guarantors may include such Securities on any other shelf registration statement otherwise being filed by the Company with respect to other of its securities, so long as all the procedures described therein are adhered to.
     (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Company and the Guarantors shall use commercially reasonable efforts to:
     (i) keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the

Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;
     (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;
     (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in (x) the Registration Statement by reason of an omission of any material fact in order to make the statements therein, not misleading or (y) in the Prospectus by reason of an omission of any material fact in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use commercially reasonable efforts to obtain the withdrawal or lifting of such order as early as practicable;
     (iv) upon written request, furnish to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any

Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including, if so requested, all documents to be incorporated by reference which have not been filed with the Commission), which documents will be subject to the review and comment of such selling Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus to which an Initial Purchaser that is a selling Holder of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof; provided that, if the Company’s failure to file a Registration Statement or prospectus, or any amendment, or supplement thereto, in the applicable time periods set forth in Section 3 or 4 hereof is based solely upon such an objection, other than an objection of the type described in the following sentence, then the applicable time periods as set forth in Section 3 or 4 hereof, as applicable, shall be extended by an additional 30 days. The objection of such an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;
     (v) upon written request, make available, subject to appropriate confidentiality agreements, at reasonable times and in a reasonable manner for inspection by a representative of and not more than one counsel acting for, any Initial Purchasers that are selling Holders and the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors necessary, in the opinion of such Initial Purchasers, any underwriter(s) or their counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such representative or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings at reasonable times and at reasonable places with investors to the extent requested by the managing underwriter(s), if any;
     (vi) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

     (vii) furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including, if requested by any such Initial Purchaser, selling Holder or underwriter(s), financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);
     (viii) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;
     (ix) in case of an Underwritten Offering, enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other customary actions reasonably requested to be taken in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by the underwriter(s) or a majority of Holders of the outstanding aggregate principal amount of the Transfer Restricted Securities being sold in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into, each of the Company and the Guarantors shall:
     (A) furnish to the selling Holders and the underwriters, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:
     (1) a certificate, dated the date of effectiveness of the Shelf Registration Statement signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(e) of the Purchase Agreement;
     (2) opinions and a negative assurance letter, in each case reasonably satisfactory to the underwriters, dated the date of effectiveness of the Shelf Registration Statement of counsel or counsels for the Company and the Guarantors, covering such matters as are customarily covered in opinions given in connection with underwritten firm commitment offerings; and
     (3) a customary comfort letter (if such comfort letter shall be issuable to the underwriters in accordance with the relevant industry accounting pronouncements), dated the date of effectiveness of the Shelf

Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, (to the extent practicable) substantially similar in scope to the form of the comfort letter delivered pursuant to Section 5(a) of the Purchase Agreement; and
     (B) deliver such other documents and certificates as may be reasonably requested by the underwriters or a majority of the Holders of the outstanding aggregate principal amount of the Transfer Restricted Securities being sold and which are customarily delivered in underwritten offerings.
     (x) prior to any public offering of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Company or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation in any jurisdiction where it is not then so subject;
     (xi) in connection with any sale of Transfer Restricted Securities that will result in such Securities no longer being Transfer Restricted Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such authorized denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);
     (xii) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Registration Statement will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading, and the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made;
     (xiii) provide a CUSIP number for all Exchange Securities not later than the effective date of the Registration Statement covering such Exchange Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company;
     (xiv) cooperate and assist in any filings required to be made with the NASD and in the performance of any customary due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD;
     (xv) comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement; and
     (xvi) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute and use commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.
     Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest.

     Section 7. Registration Expenses.
     (a) All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of the Transfer Restricted Securities; (v) all application and filing fees (if any) in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).
     Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.
     (b) In connection with any Shelf Registration Statement required by this Agreement, the Company and the Guarantors will reimburse the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.
     Section 8. Indemnification.
     (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any

amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in respect of any Registration Statement, not misleading, and in respect of any Prospectus, not misleading in light of the circumstances under which they were made, except insofar as such losses, claims, damages, liabilities or expenses, directly or indirectly, are caused by or based upon or arise out of an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company or any of the Guarantors may otherwise have.
     In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Company or the Guarantors of its obligations pursuant to this Agreement, except to the extent that the Company or any Guarantor is prejudiced as a proximate cause of such failure. The Company and each Guarantor will be entitled to participate in and, to the extent that any of them shall elect, by written notice delivered to the Indemnified Holder promptly after receiving the aforesaid notice from such Indemnified Holder, to assume the defense of such action or proceeding with counsel reasonably satisfactory to such Indemnified Holder; provided, however if the defendants in any such action include both of the Indemnified Holder and the Company or such Guarantor and the Indemnified Holder shall have reasonably concluded that a conflict may arise between the positions of the Company or such Guarantor and the Indemnified Holder in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Holders which are different from or additional to those available to the Company or such Guarantor which is raised in a proceeding involving both parties that would give rise to such a conflict, the Indemnified Holder or Indemnified Holders shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Holder or Indemnified Holders. Upon receipt of notice from the Company or such Guarantor to assume the defense of such action and approval by the Indemnified Holder of counsel, neither the Company nor such Guarantor will be liable to such Indemnified Holder under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Holder in connection with the defense thereof unless the Indemnified Holder shall have employed separate counsel in accordance with the proviso to the next preceding sentence. The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall not be liable for any settlement of any such action or proceeding effected without the Company’s and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company and the Guarantors. The

Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in any pending or threatened action, claim, litigation or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Holder from all liability or claims that are the subject matter of such action, litigation or proceeding.
     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and their respective directors, officers of the Company and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions directly or indirectly caused by, based on or arising out of information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company and the Guarantors, and the Company, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.
     (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds to the Company and the Guarantors from the Initial Placement), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company, the Guarantors and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders that is an Initial Purchaser (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds received by such Holder with respect to the Initial Securities sold by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.
     Section 9. Rule 144A. Each of the Company and the Guarantors hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.
     Section 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.
     Section 11. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Company; provided, that, such investment bankers and managing underwriters must be reasonably satisfactory to the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering.

     Section 12. Miscellaneous.
     (a) Remedies. Each of the Company and the Guarantors hereby agrees (to the extent permitted by applicable law) that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees (to the extent permitted by applicable law) to waive the defense in any action for specific performance that a remedy at law would be adequate.
     (b) No Inconsistent Agreements. Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.
     (c) Adjustments Affecting the Securities. The Company will use commercially reasonable efforts to not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.
     (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.
     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:
     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and
     (ii) if to the Company or the Guarantors:
iPayment, Inc.
40 Burton Hills Boulevard, Suite 415
Nashville, Tennessee 37215

Facsimile: (615) 665-8434
Attention: Afshin Yazdian, General Counsel
With a copy to:
White & Case LLP
1155 Avenue of the Americas
New York, New York 10022
Facsimile: (212) 819-6836
Attention: Mark Mandel
Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Facsimile: (212) 909-6836
Attention: David Brittenham
     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.
     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.
     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.
     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity,

legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein (to the extent permitted by applicable law) shall not be affected or impaired thereby.
     (k) Entire Agreement. This Agreement (together with the Purchase Agreement, the DTC Agreement (as defined in the Purchase Agreement), the Indenture, the Guarantees and the Securities) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

iPAYMENT, INC.

By:	/s/ Clay Whitson
Name: Clay M. Whitson Title: Chief Financial Officer and Treasurer

iPAYMENT OF CALIFORNIA, LLC

By:	/s/ Clay Whitson
Name: Clay M. Whitson Title: Chief Financial Officer and Treasurer

1st NATIONAL PROCESSING, INC.

By:	/s/ Clay Whitson
Name: Clay M. Whitson Title: Chief Financial Officer

E-COMMERCE EXCHANGE, INC.

By:	/s/ Clay Whitson
Name: Clay M. Whitson Title: Chief Financial Officer and Treasurer

ONLINE DATA CORP.

By:	/s/ Gregory S. Daily
Name: Gregory S. Daily Title: Chief Executive Officer and President

iPAYMENT OF MAINE, INC.

By:	/s/ Clay Whitson

Name:	Clay Whitson
Title:	Chief Financial Officer and Treasurer

CARDSYNC PROCESSING, INC.

By:	/s/ Clay Whitson

Name:	Clay Whitson
Title:	Chief Financial Officer and Treasurer

QUAD CITY ACQUISITION SUB, INC.

By:	/s/ Clay Whitson

Name:	Clay Whitson
Title:	Chief Financial Officer and Treasurer

CARDPAYMENT SOLUTIONS, L.L.C.

By:	/s/ Clay Whitson

Name:	Clay Whitson
Title:	Chief Financial Officer and Treasurer

iPAYMENT ACQUISITION SUB LLC

By:	/s/ Clay Whitson

Name:	Clay Whitson
Title:	Chief Financial Officer and Treasurer

TS ACQUISITION SUB LLC

By:	/s/ Clay Whitson

Name:	Clay Whitson
Title:	Chief Financial Officer and Treasurer

iPAYMENT OF ICE HOLDINGS, INC.

By:	/s/ Gregory S. Daily
Name: Gregory S. Daily
Title: Chief Executive Officer

PCS ACQUISITION SUB, LCC

By:	/s/ Gregory S. Daily
Name: Gregory S. Daily
Title: Chief Executive Officer

NPMG ACQUISITION SUB, LLC

By:	/s/ Gregory S. Daily
Name: Gregory S. Daily
Title: Chief Executive Officer

iPAYMENT CENTRAL HOLDINGS, INC.

By:	/s/ Gregory S. Daily
Name: Gregory S. Daily
Title: Chief Executive Officer

     The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.

By:	Banc of America Securities LLC

By:	[illegible]
Managing Director

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